EXHIBIT 99.3



                           AMERICAN TRANS AIR, INC.

                               Offer to Exchange
                   Pass Through Certificates, Series 2000-1
                        for a Like Amount of Registered
                   Pass Through Certificates, Series 2000-1

                  Pursuant to the Prospectus, dated [ ], 2000


To:   Brokers, Dealers, Commercial Banks,
      Trust Companies and Other Nominees:

          American Trans Air, Inc. (the "Company") is offering, upon and subject to the terms and conditions set forth in the Prospectus, dated [ ] 2000 (the "Prospectus"), and the enclosed Letter of Transmittal (the "Letter of Transmittal"), to exchange an aggregate principal amount of up to $238,641,000 of Pass Through Certificates, Series 2000-1, which have been registered under the Securities Act of 1933, as amended (the "Exchange Certificates"), for an equal principal amount of the outstanding Pass Through Certificates, Series 2000-1 (the "Outstanding Certificates") with the holders thereof.

          We are requesting that you contact your clients for whom you hold Outstanding Certificates regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold Outstanding Certificates registered in your name or in the name of your nominee, or who hold Outstanding Certificates registered in their own names, we are enclosing the following documents:

          1.   Prospectus dated [ ], 2000;

          2. The Letter of Transmittal for your use and for the information of your clients;

          3. A Notice of Guaranteed Delivery to be used to accept the Exchange Offer if certificates for Outstanding Certificates are not immediately available or time will not permit all required documents to reach the Exchange Agent prior to the Expiration Date (as defined below) or if the procedure for book-entry transfer cannot be completed on a timely basis;

          4. A form of letter which may be sent to your clients for whose accounts you hold Outstanding Certificates registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer;

          5. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9; and

          6. Return envelopes addressed to Wilmington Trust Company, the Exchange Agent for the Outstanding Certificates.

          Your prompt action is requested, the Exchange Offer will expire at 5:00 P.M., New York City time, on [ ], 2000 unless extended by the Company (the "Expiration Date"). Outstanding Certificates tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date.

          To participate in the Exchange Offer, a duly executed and properly completed Letter of Transmittal (or facsimile thereof or an Agent's Message in lieu thereof), with any required signature guarantees and any other required documents, should be sent to the Exchange Agent and certificates representing the Outstanding Certificates should be delivered to the Exchange Agent, all in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus.

          If holders of Outstanding Certificates wish to tender, but it is impracticable for them to forward their certificates for Outstanding Certificates prior to the expiration of the Exchange Offer or to comply with the book-entry transfer procedures on a timely basis, a tender may be effected by following the guaranteed


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delivery procedures described in the Prospectus under "The Exchange
Offer--Guaranteed Delivery Procedures".

          The Company will, upon request, reimburse brokers, dealers, commercial banks and trust companies for reasonable and necessary costs and expenses incurred by them in forwarding the Prospectus and the related documents to the beneficial owners of Outstanding Certificates held by them as nominee or in a fiduciary capacity. The Company will pay or cause to be paid all stock transfer taxes applicable to the exchange of Outstanding Certificates pursuant to the Exchange Offer, except as set forth in Instruction 6 of the Letter of Transmittal.

          Any inquiries you may have with respect to the Exchange Offer, or requests for additional copies of the enclosed materials, should be directed to Wilmington Trust Company, the Exchange Agent for the Outstanding Certificates, at its address and telephone number set forth on the front of the Letter of Transmittal.

                                       Very truly yours,

                                       AMERICAN TRANS AIR, INC.

          NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.

Enclosures


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